Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

TechTarget, Inc.

Newton, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 10, 2017, relating to the consolidated financial statements, the effectiveness of TechTarget, Inc.’s internal control over financial reporting, and schedules of TechTarget, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ BDO USA, LLP

Boston, Massachusetts

July 19, 2017